Exhibit 10.2

EXECUTION VERSION

THIS COMMITMENT LETTER IS NOT AN OFFER WITH RESPECT TO ANY

SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN

WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY

SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE

SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE

July 23, 2015

Allied Nevada Gold Corp. and

    the other Debtors (as defined below)

9790 Gateway Drive, Suite 200

Reno, NV 89521

Attention: Mr. Stephen Jones

Re:	Exit Facility Commitment Letter

Sir:

Reference is hereby made to the Debtors’ Amended Joint Chapter 11 Plan of Reorganization attached as Exhibit A hereto (as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Requisite Commitment Parties (as defined below), the “Plan”), which sets forth the terms of a proposed restructuring (the “Restructuring”) for Allied Nevada Gold Corp., a Delaware corporation (as in existence on the date hereof, as a debtor-in-possession in the Chapter 11 Cases (as defined below) and as a reorganized debtor, as applicable, the “Company”), and certain of the Company’s subsidiaries (each as in existence on the date hereof, as a debtor-in-possession in the Chapter 11 Cases and as a reorganized debtor, as applicable, together with the Company, the “Debtors”), filed by the Debtors in connection with voluntary filings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Capitalized terms used in this letter agreement (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and including all of the exhibits attached hereto (such exhibits being incorporated herein by reference in their entirety), this “Commitment Letter”) and not otherwise defined herein shall have the meanings given to such terms in the Plan (it being understood, for the avoidance of doubt, that for purposes of determining the meanings of such capitalized terms, reference shall only be made to the Plan in the form attached hereto as Exhibit A and any amendments, supplements or modifications thereto shall be disregarded for purposes of determining such definitions unless approved in writing by the Requisite Commitment Parties).

Each of the undersigned (together with its successors and permitted assigns, a “Commitment Party” and, collectively, the “Commitment Parties”) hereby commits, severally (and not jointly nor jointly and severally), to purchase from the Company on the Effective Date second lien convertible notes (as more fully described in Exhibit B, the “New Second Lien Convertible Notes”) on the terms, and subject to the conditions, set forth in this Commitment Letter in an aggregate amount equal to its Commitment Percentage (as defined in Exhibit B) of the Purchase Price (as defined in Exhibit B). The commitment of each Commitment Party to purchase New Second Lien Convertible Notes set forth in, and subject to the terms and conditions of, this Commitment Letter shall be referred to herein as such Commitment Party’s “Commitment,” and all of the Commitment Parties’ Commitments shall be referred to herein as, collectively, the “Commitments”. Anything in this Commitment Letter to the contrary notwithstanding, any Commitment Party, in its sole discretion, may designate that some or all of the New Second Lien Convertible Notes be issued in the name of, and delivered to, one or more of its Affiliates or Related Funds (as defined below).

Whether or not the transactions contemplated hereby or in the Plan are consummated or any of the other Contemplated Transactions (as defined in Exhibit C) are consummated, the Debtors hereby agree that they shall bear, and be responsible for, all Reimbursed Fees and Expenses (as defined below) and, accordingly, reimburse or pay, as the case may be, the Reimbursed Fees and Expenses as follows: (i) all accrued and unpaid Reimbursed Fees and Expenses incurred up to (and including) the date of entry by the Bankruptcy Court of the Exit Facility Commitment Order (the “Exit Facility Commitment Order Entry Date”) shall be reimbursed or paid in full in cash on the Exit Facility Commitment Order Entry Date, (ii) after the Exit Facility Commitment Order Entry Date, all accrued and unpaid Reimbursed Fees and Expenses shall, subject to the Exit Facility Commitment Order, be reimbursed or paid in full in cash on a regular and continuing basis promptly (but in any event within fifteen (15) calendar days) after invoices are presented to the Debtors without Bankruptcy Court review or further Bankruptcy Court order, (iii) upon termination of this Commitment Letter, all accrued and unpaid Reimbursed Fees and Expenses incurred up to (and including) the date of such termination shall, subject to the Exit Facility Commitment Order, be reimbursed or paid in full in cash promptly (but in any event within fifteen (15) calendar days) after invoices are presented to the Debtors without Bankruptcy Court review or further Bankruptcy Court order and (iv) on the Effective Date, all accrued and unpaid Reimbursed Fees and Expenses incurred up to (and including) the Effective Date shall, subject to the Exit Facility Commitment Order, be paid in full in cash on the Effective Date against receipt of reasonably detailed invoices, without any requirement for Bankruptcy Court review or further Bankruptcy Court order. All Reimbursed Fees and Expenses of a Commitment Party shall be paid to such Commitment Party (or its designee) by wire transfer of immediately available funds to the account(s) specified by such Commitment Party. All Reimbursed Fees and Expenses shall constitute allowed super-priority administrative expenses against the Debtors’ estates under the Bankruptcy Code. The term “Reimbursed Fees and Expenses” shall mean the reasonable and documented fees, costs and expenses of the Commitment Parties’ Advisors’ in connection with the diligence, negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Plan, the Commitments, this Commitment Letter, any of the other Transaction Documents (as defined in Exhibit C) and/or any of the Contemplated Transactions, or any amendments, waivers, consents, supplements or other modifications to any of the foregoing. The term “Commitment Parties’ Advisors” shall mean (a) Stroock & Stroock & Lavan LLP, as lead counsel, (b) Young Conaway Stargatt &Taylor LLP, as Delaware local counsel for the Commitment Parties, (c) Goodmans LLP, as Canadian local counsel for the Commitment Parties, (d) one Nevada local counsel for the Commitment Parties (if applicable), and (e) Houlihan Lokey, Inc., as financial advisor to the Commitment Parties; provided, however, that Houlihan Lokey, Inc. shall not be entitled to any additional compensation not

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authorized pursuant to the Interim Order: (I) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Grant Liens and Superpriority Administrative Expense Status, (C) Use Cash Collateral of Prepetition Secured Parties, and (D) Grant Adequate Protection to Prepetition Secured Parties; (II) Scheduling a Final Hearing Pursuant to Bankruptcy Rules 4001(b) and 4001(c); and (III) Granting Related Relief [Docket No. 70]; and the Final Order: (I) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Grant Liens and Superpriority Administrative Expense Status, (C) Use Cash Collateral of Prepetition Secured Parties, and (D) Grant Adequate Protection to Prepetition Secured Parties; and (II) Granting Related Relief [Docket No. 218], each as entered by the Bankruptcy Court. The terms set forth in this paragraph shall survive termination of this Commitment Letter and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated.

Whether or not the transactions contemplated hereby or in the Plan are consummated or any of the other Contemplated Transactions are consummated, the Debtors hereby agree to indemnify and hold harmless each of the Commitment Parties and each of their respective Affiliates, Related Funds, stockholders, equity holders, members, partners, managers, officers, directors, employees, attorneys, accountants, financial advisors, consultants, agents, advisors and controlling persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, imposed on, sustained, incurred or suffered by, or asserted against, any Indemnified Party as a result of or arising out of or in any way related to, directly or indirectly, this Commitment Letter or any of the other Transaction Documents, the Commitments and/or any of the Contemplated Transactions, or any breach by the Debtors of their obligations under this Commitment Letter or any other Transaction Document or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Party is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Debtors or any of their respective Affiliates or other related parties, and to reimburse each such Indemnified Party for the reasonable and documented legal or other out-of-pocket costs and expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided, that the foregoing indemnification will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or expenses to the extent they are (a) determined by a final, non-appealable decision by a court of competent jurisdiction to have resulted from (i) any act by such Indemnified Party that constitutes fraud, gross negligence or willful misconduct or (ii) the material breach by such Indemnified Party of its obligations under this Commitment Letter or any other Transaction Document; or (b) incurred in connection with any dispute solely among the Indemnified Parties other than as a result of, or arising from, any act or omission by any of the Debtors or their respective Affiliates. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Debtors shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Debtors, on the one hand, and such Indemnified Party, on the other hand, but also the relative fault of the Debtors, on the one hand, and such Indemnified Party, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Debtors, on the one hand, and all Indemnified Parties, on the other

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hand, shall be deemed to be in the same proportion as (x) the total value received or proposed to be received by the Debtors pursuant to the sale of the New Second Lien Convertible Notes to the Commitment Parties bears to (y) the Put Option Payment (as defined in Exhibit B) paid or proposed to be paid to the Commitment Parties in connection with such sales. The Debtors also agree that no Indemnified Party shall have liability based on its exclusive or contributory negligence or otherwise to the Debtors, any Person asserting claims on behalf of or in right of the Debtors, or any other Person in connection with or as a result of this Commitment Letter, any other Transaction Document, the Plan or any Contemplated Transaction, except as to any Indemnified Party to the extent that any losses, claims, damages, liabilities or expenses incurred by the Debtors solely resulted from the fraud or willful misconduct of such Indemnified Party, as determined by a final, non-appealable decision by a court of competent jurisdiction. All amounts to be paid or contributed by the Debtors pursuant to this paragraph shall constitute allowed super-priority administrative expenses against the Debtors’ estates under the Bankruptcy Code. The terms set forth in this paragraph shall survive termination of this Commitment Letter and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated.

The obligation of each Commitment Party to purchase New Second Lien Convertible Notes on the Effective Date pursuant to its Commitment shall be subject to the satisfaction of the conditions precedent set forth in Exhibit C, each of which may be waived in writing by the Requisite Commitment Parties.

Unless earlier terminated in accordance with this Commitment Letter, this Commitment Letter and the Commitments contemplated hereby shall terminate automatically and immediately, without a need for any further action on the part of (or notice provided to) any Person, upon the earlier to occur of (a) November 30, 2015 (the “Termination Date”) and (b) the date of termination of the Amended and Restated Restructuring Support Agreement. In addition, the Commitment Parties shall have the right to terminate this Commitment Letter and the Commitments contemplated hereby upon the giving by the Requisite Commitment Parties of three (3) Business Days written notice (a “Termination Notice”) of termination to the Company (i) if the Debtors do not file the Exit Facility Commitment Order Motion (as defined below) (which shall include an executed copy of this Commitment Letter (with redactions reasonably requested by the Requisite Commitment Parties)) with the Bankruptcy Court within one (1) calendar day of the date of this Commitment Letter, (ii) if the Bankruptcy Court does not enter the Exit Facility Commitment Order (consistent with this Commitment Letter and otherwise in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors) on or prior to the date that is forty-five (45) calendar days after the date of this Commitment Letter, (iii) if any of the Debtors shall have breached or failed to perform any of their respective covenants or other obligations contained in this Commitment Letter and any such breach or failure to perform is not curable or able to be performed by the Termination Date, or, if curable or able to be performed by the Termination Date, is not cured or performed within seven (7) calendar days after written notice of such breach or failure is given to the Debtors by the Requisite Commitment Parties, (iv) if any of the conditions precedent set forth in Exhibit C become incapable of fulfillment, (v) if any of the Debtors makes a public announcement, enters into an agreement, or files any pleading or document with the Bankruptcy Court evidencing its

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intention to support, or otherwise supports, any Alternative Transaction or (vi) if a Creditor Party Termination Event (as defined in the Amended and Restated Restructuring Support Agreement (as in effect on the date of this Commitment Letter)) occurs without giving effect to any waivers of a Creditor Party Termination Event provided under the Amended and Restated Restructuring Support Agreement (all such Creditor Party Termination Events being incorporated herein by reference with full force and effect as if fully set forth herein by applying the provisions thereof mutatis mutandis (such that all changes and modifications to the defined terms and other terminology used in the Creditor Party Termination Events shall be made so that the Creditor Party Termination Events can be applied in a logical manner in this Commitment Letter (it being understood that, for purposes of such application, the Requisite Commitment Parties shall have the same termination rights with respect to the occurrence of a Creditor Party Termination Event as the Requisite Consenting Noteholders (as defined in the Amended and Restated Restructuring Support Agreement (as in effect on the date of this Commitment Letter)) have with respect to the occurrence of a Creditor Party Termination Event pursuant to Section 5(a) of the Amended and Restated Restructuring Support Agreement (as in effect on the date of this Commitment Letter), and the delivery by the Requisite Commitment Parties of a Termination Notice pursuant to this Commitment Letter upon the occurrence of a Creditor Party Termination Event (subject to any applicable cure periods) shall result in the valid termination of this Commitment Letter regardless of any action or inaction taken by the Requisite Consenting Noteholders under the Amended and Restated Restructuring Support Agreement. This Commitment Letter and the Commitments contemplated hereby may be terminated by the written consent of the Debtors and the Requisite Commitment Parties. The Debtors acknowledge and agree and shall not dispute that the giving of a Termination Notice by the Requisite Commitment Parties pursuant to this Commitment Letter shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Debtors hereby waive, to the greatest extent possible, the applicability of the automatic stay to the giving of such Termination Notice). As used herein, “Requisite Commitment Parties” means, as of any date of determination, the Commitment Parties whose aggregate Commitment Percentages constitute more than 75% of the aggregate Commitment Percentages of all Commitment Parties as of such date.

The Debtors hereby acknowledge and agree that the Commitment Parties have expended, and will continue to expend, considerable time and expense in connection with this Commitment Letter and the negotiation hereof, and that this Commitment Letter provides substantial value to, is beneficial to, and is necessary to preserve, the Debtors’ estates, and that the Commitment Parties have made a substantial contribution to the Debtors and their estates. If (a) any Debtor enters into an agreement (including, without limitation, any agreement in principle, letter of intent, memorandum of understanding or definitive agreement) with respect to any Alternative Transaction, (b) the Bankruptcy Court approves or authorizes any Alternative Transaction with respect to any of the Debtors or (c) any Debtor consummates any Alternative Transaction (any of the events described in clause (a), clause (b) or clause (c) of this paragraph, a “Triggering Event”), in any such case described in clause (a), clause (b) or clause (c) of this paragraph, at any time (x) prior to the termination of this Commitment Letter in accordance with the terms hereof or (y) within twelve (12) months following the termination of this Commitment Letter and the Commitments (including a termination on account of the occurrence of the Termination Date), then the Debtors will pay to the Commitment Parties liquidated damages in cash in the aggregate

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amount of $3,000,000 (the “Termination Payment”). The Termination Payment (i) shall constitute an allowed super-priority administrative expense claim against each of the Debtors, shall be deemed earned in full on the date of the Triggering Event and shall be paid to the Commitment Parties upon the earlier of the consummation or the effectiveness of an Alternative Transaction (including, without limitation, the effective date of a chapter 11 plan) and the Bankruptcy Court’s approval or authorization of an Alternative Transaction, (ii) shall be paid to the Commitment Parties on a pro rata basis (based on their respective Commitment Percentages) by wire transfer of immediately available funds to the accounts designated by the Commitment Parties, (iii) shall be paid without setoff or recoupment and shall not be subject to defense or offset on account of any claim, defense or counterclaim, and (iv) shall be paid free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes, if any, such that the relevant Commitment Party receives the amount it would have received if no withholding had been made). The terms set forth in this paragraph shall survive termination of this Commitment Letter and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated. The parties acknowledge that the agreements contained in this paragraph are an integral part of the transactions contemplated by this Commitment Letter, are actually necessary to preserve the value of the Debtors’ estates and constitute liquidated damages and not a penalty, and that, without these agreements, the Commitment Parties would not have entered into this Commitment Letter.

Prior to or concurrently with the filing by the Debtors of a motion seeking entry of the Disclosure Statement Order (the “Disclosure Statement Motion”), the Debtors shall file a motion and supporting papers (the “Exit Facility Commitment Order Motion”) seeking the entry of the Exit Facility Commitment Order, pursuant to which the Bankruptcy Court shall approve, among other things, the payment by the Debtors of the Put Option Payment (as defined in Exhibit B), the Termination Payment and the Reimbursed Fees and Expenses on the terms set forth herein, and the indemnification and contribution provisions in favor of the Indemnified Parties set forth herein; provided, that the exhibits to any copy of this Commitment Letter that is filed with the Bankruptcy Court shall, subject to Bankruptcy Court approval, be subject to redaction as the Requisite Commitment Parties and the Debtors determine to be reasonably necessary and appropriate (it being understood the Commitment and the Commitment Percentage of each Commitment Party (but not the aggregate Commitments) and the amount of the Put Option Payment that will be paid to each Commitment Party shall be redacted). The Debtors shall (i) use their commercially reasonable efforts to obtain a waiver of Bankruptcy Rule 6004(h) and request that the Exit Facility Commitment Order be effective immediately upon its entry by the Bankruptcy Court, which Exit Facility Commitment Order shall not be revised, modified or amended by the Confirmation Order (as defined in Exhibit C) or any other further order of the Bankruptcy Court without the consent of the Requisite Commitment Parties, and (ii) fully support the Exit Facility Commitment Order Motion and any application seeking Bankruptcy Court approval and authorization to pay the expenses and other amounts under this Commitment Letter, including the Reimbursed Fees and Expenses, the Put Option Payment and the Termination Payment, as a super-priority administrative expense of the Debtors’ estates. The Debtors may, and shall be permitted to, (x) file the Exit Facility Commitment Order Motion as

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part of, and include the Exit Facility Commitment Order Motion directly in, the Disclosure Statement Motion or a motion to approve the Amended and Restated Restructuring Support Agreement, which motion shall be in form and substance reasonably satisfactory to the Commitment Parties (the “RSA Motion”), and (y) seek to have the Exit Facility Commitment Order be part of, and be included directly in, the Disclosure Statement Order or the RSA Order, and, in any such case of clause (x) or clause (y), all provisions of this Commitment Letter that apply to the Exit Facility Commitment Order Motion or the Exit Facility Commitment Order shall be deemed to apply to the Disclosure Statement Motion, the RSA Motion, the Disclosure Statement Order or the RSA Order, as applicable.

Promptly following the date of this Commitment Letter, the Debtors shall, and shall use their commercially reasonable efforts to cause their employees, officers, directors, accountants, attorneys and other advisors (collectively, “Representatives”) to, provide each of the Commitment Parties and their respective Representatives with reasonable access, upon reasonable prior notice, during normal business hours, and without any material disruption to the conduct of the Debtors’ business, to management and Representatives of the Debtors and to assets, properties, contracts, books, records and any other information concerning the business, operations and other affairs of the Debtors as any of the Commitment Parties or any of their respective Representatives may reasonably request.

Each of the covenants and agreements set forth in Sections 4(a) and 4(b) of the Amended and Restated Restructuring Support Agreement, in each case as in effect on the date of this Commitment Letter (collectively, the “Restructuring Support Agreement Covenants”), is hereby incorporated herein by reference with full force and effect as if fully set forth herein by applying the provisions thereof mutatis mutandis (such that all changes and modifications to the defined terms and other terminology used in the Restructuring Support Agreement Covenants shall be made so that the Restructuring Support Agreement Covenants can be applied in a logical manner in this Commitment Letter (it being understood that, for purposes of such application, the Restructuring Support Agreement Covenants shall apply until this Commitment Letter has been terminated in accordance with its terms, the Requisite Commitment Parties shall have the same consent and approval rights with respect to the Restructuring Support Agreement Covenants (including approval and consent rights included in the defined terms used in the Restructuring Support Covenants) as the Requisite Consenting Noteholders have with respect to the Restructuring Support Agreement Covenants (and no consent or approval provided by the Requisite Consenting Noteholders with respect to any of the Restructuring Support Agreement Covenants shall have any effect on the Restructuring Support Agreement Covenants for purposes of this Commitment Letter), and the obligations of the Debtors with respect to the Consenting Noteholders’ Advisors (as defined in the Amended and Restated Restructuring Support Agreement (as in effect on the date of this Commitment Letter)) set forth in the Restructuring Support Agreement Covenants shall apply in the same manner to the Commitment Parties’ Advisors), and the Debtors shall perform, abide by and observe, for the benefit of the Commitment Parties, all of the Restructuring Support Agreement Covenants as incorporated herein and modified hereby and without giving effect to any amendment, modification, supplement, forbearance or termination of or to any such Restructuring Support Agreement Covenants that are made or provided under the terms of the Amended and Restated Restructuring Support Agreement.

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Promptly following the Exit Facility Commitment Order Entry Date, the Debtors and the Commitment Parties shall negotiate, execute and deliver the Note Purchase Agreement (as defined in Exhibit B).

Each of the terms set forth in this Commitment Letter that follow this paragraph shall survive termination of this Commitment Letter and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated.

This Commitment Letter shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Commitment Letter nor any of the rights, interests or obligations under this Commitment Letter shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding the immediately preceding sentence, any Commitment Party’s rights, obligations or interests hereunder may be freely assigned, delegated or transferred, in whole or in part, by such Commitment Party to (a) any Commitment Party, (b) any Affiliate of a Commitment Party or (c) any Related Fund of a Commitment Party; provided, that any such assignee, delegate or transferee agrees in writing prior to such assignment, delegation or transfer to be bound by the terms hereof in the same manner as the assigning, delegating or transferring Commitment Party with respect to the rights, obligations and/or interests so assigned, delegated or transferred. Notwithstanding the foregoing or any other provision herein, no such assignment, delegation or transfer will relieve the assigning, delegating or transferring Commitment Party of its obligations hereunder if any such assignee, delegate or transferee fails to perform such obligations. The term “Related Fund” means, with respect to any Commitment Party, any fund, account or investment vehicle that is controlled or managed by (i) such Commitment Party, (ii) an Affiliate of such Commitment Party or (iii) the same investment manager or advisor as such Commitment Party or an Affiliate of such investment manager or advisor.

Notwithstanding anything that may be expressed or implied in this Commitment Letter, and notwithstanding the fact that certain of the Commitment Parties may be partnerships or limited liability companies, the Debtors and the Commitment Parties covenant, agree and acknowledge that no recourse under this Commitment Letter shall be had against any former, current or future directors, officers, agents, attorneys, Affiliates, general or limited partners, members, managers, employees, stockholders or equity holders of any Commitment Party, or any former, current or future directors, officers, agents, attorneys, Affiliates, employees, general or limited partners, members, managers, employees, stockholders or equity holders of any of the foregoing, as such (any such Person, a “No Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or any other theory that seeks to “pierce the corporate veil” or impose liability of an entity against its owners or Affiliates or otherwise, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Commitment Party under this Commitment Letter or any other Transaction Document for any claim based on, in respect of or by reason of such obligations or their creation.

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This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto and other than the Indemnified Parties and the No Recourse Parties with respect to the provisions hereof that are applicable to such Persons.

The Debtors and each of the Commitment Parties hereby acknowledge that each Commitment Party and its Affiliates and Related Funds are in the business of making investments in and otherwise engaging in businesses which may or may not be in competition with the Debtors and/or the other Commitment Parties, and that this Commitment Letter and the Commitment made by such Commitment Party hereunder in no way limits or restricts the ability of such Commitment Party or any of its Affiliates or Related Funds, now or at any time in the future, with regard to making such investments or engaging in such businesses.

The Commitment Parties and their respective Affiliates and Related Funds may have economic interests that conflict with those of the Debtors. The Debtors hereby agree that the Commitment Parties will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty among the Commitment Parties and the Debtors and their respective Affiliates.

Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Commitment Letter and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Commitment Letter.

Unless otherwise required by applicable law, regulation or legal process, the Debtors will not, without the Requisite Commitment Parties’ prior written consent, disclose to any Person any terms, conditions or other facts with respect to this Commitment Letter or the Commitments or the transactions contemplated hereunder, other than to the Debtors’ Representatives in connection with the transactions contemplated hereby and subject to their agreement to be bound by the confidentiality provisions hereof; provided, however, that each Commitment Party agrees to permit disclosure in the Disclosure Statement and any filings by the Debtors with the Bankruptcy Court regarding the contents of this Commitment Letter, including, but not limited to, the aggregate Commitments; provided, that the Debtors shall not disclose in the Disclosure Statement or any such filing the Commitment or the Commitment Percentage of any Commitment Party or the amount of the Put Option Payment that will be paid to a Commitment Party, except as otherwise required by applicable law or with the prior written consent of such Commitment Party. The Debtors agree to use their commercially reasonable efforts (including by filing all necessary applications and other filings under the Securities Act, the Securities Exchange Act and/or any of the rules or regulations promulgated thereunder) to cause any copy of this Commitment Letter that may be filed with the Securities Exchange Commission to be accorded confidential treatment such that the Commitment and the Commitment Percentage of each Commitment Party and the amount of the Put Option Payment that will be paid to each Commitment Party shall be redacted.

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Notwithstanding anything contained herein, each Commitment Party acknowledges that its decision to enter into this Commitment Letter has been made by such Commitment Party independently of any other Commitment Party. The covenants and obligations of the Commitment Parties under this Commitment Letter are, in all respects, several (and not joint nor joint and several), such that no Commitment Party shall be liable or otherwise responsible for any covenants or other obligations of any other Commitment Party, or any breach or violation thereof.

Except as otherwise provided herein, all notices, requests, demands, document deliveries and other communications hereunder shall be in writing and shall be deemed to have been duly given, provided or made (a) when delivered personally, (b) when sent by electronic mail (“e-mail”) or facsimile, (c) one (1) Business Day after deposit with an overnight courier service or (d) three (3) Business Days after mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at their respective addresses, facsimile numbers or e-mail addresses set forth under their signature pages to this Commitment Letter (or at such other address, facsimile number or e-mail address for a party as shall be specified by like notice).

THIS COMMITMENT LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF EXCEPT SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. Each party hereto hereby (a) consents to submit itself to the personal jurisdiction of the federal court of the Southern District of New York or any state court located in New York County, State of New York in the event any dispute arises out of or relates to this Commitment Letter or any of the transactions contemplated by this Commitment Letter, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, and (c) agrees that it will not bring any action arising out of or relating to this Commitment Letter or any of the transactions contemplated by this Commitment Letter in any court other than the federal court of the Southern District of New York or any state court located in New York County, State of New York; provided, however, that during the pendency of the Chapter 11 Cases, all such actions shall be brought in the Bankruptcy Court; provided further that if the Bankruptcy Court lacks jurisdiction, the parties consent and agree that such actions or disputes shall be brought in a court referenced in clause (a) of this paragraph.

EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS COMMITMENT LETTER, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR EXERCISE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Debtors hereby waive any right which they may have to claim or recover in any action or claim referred to in the immediately preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Debtors (a) certifies that none of the Commitment Parties nor any Representative of any of the Commitment Parties has represented, expressly or

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otherwise, that the Commitment Parties would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into this Commitment Letter, the Commitment Parties are relying upon, among other things, the waivers and certifications contained in this paragraph.

This Commitment Letter may not be amended, supplemented, modified or waived except in writing signed by the Debtors and the Requisite Commitment Parties; provided that any modification of, or amendment or supplement to, this Commitment Letter that would have the effect of changing the Commitment Percentage of any Commitment Party shall require the prior written consent of such Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of this Commitment Letter by facsimile or e-mail (i.e., portable document format) will be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

If the Amended and Restated Restructuring Support Agreement shall at any time terminate or otherwise become unenforceable, any terms defined herein by reference to the Amended and Restated Restructuring Support Agreement (as in effect on the date of this Commitment Letter), or provisions incorporated into this Commitment Letter from the Amended and Restated Restructuring Support Agreement (as in effect on the date of this Commitment Letter), such terms and provisions shall continue to be effective for purposes of this Commitment Letter notwithstanding any such termination or unenforceability.

This Commitment Letter shall not become effective or be legally binding on the Commitment Parties unless and until it is duly executed by the Commitment Parties and duly executed and delivered by the Debtors to the Commitment Parties.

[Remainder of Page Intentionally Left Blank]

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If the foregoing is in accordance with your understanding of our agreement, please sign this Commitment Letter in the space indicated below and return it to us.

COMMITMENT PARTIES:

Blackwell Partners LLC
Mudrick Distressed Opportunity Fund Global, LP

By: Mudrick Capital Management, LP, its investment manager

By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	President

Contact Information:

[Signature Page to Exit Facility Commitment Letter]

COMMITMENT PARTIES:

Whitebox Advisors LLC, as Investment Manager for Various Owners of Note Claims

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	General Counsel & Chief Operating Officer

Contact Information:

[Signature Page to Exit Facility Commitment Letter]

COMMITMENT PARTIES:

Highbridge Tactical Credit & Convertibles Master Fund, L.P.

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director

Contact Information:

[Signature Page to Exit Facility Commitment Letter]

COMMITMENT PARTIES:

Highbridge International LLC

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director

Contact Information:

[Signature Page to Exit Facility Commitment Letter]

COMMITMENT PARTIES:

Aristeia Capital, LLC
(as investment advisor for certain funds who are the owners of Notes)

By:	/s/ William R. Techar
	Name:	William R. Techar
	Title:	Manager Aristeia Capital, L.L.C.

By:	/s/ Robert H. Lynch, Jr.
	Name:	Robert H. Lynch, Jr.
	Title:	Manager Aristeia Capital, L.L.C.

Contact Information:

[Signature Page to Exit Facility Commitment Letter]

COMMITMENT PARTIES:

Wolverine Flagship Fund Trading Limited

By:	Wolverine Asset Management, LLC, its investment manager

By:	/s/ Ken Nadel
	Name:	Ken Nadel
	Title:	Chief Operating Officer

Contact Information:

[Signature Page to Exit Facility Commitment Letter]

COMMITMENT PARTIES:

USAA Asset Management

By:	/s/ R. Matthew Freund
	Name:	R. Matthew Freund
Title:

Contact Information:

[Signature Page to Exit Facility Commitment Letter]

ACCEPTED AND AGREED AS OF July 23, 2015:

Allied Nevada Gold Corp.

By:	/s/ Stephen M. Jones
	Name:	Stephen M. Jones
	Title:	Executive Vice President and CFO

Contract Information:

EXHIBIT A

PLAN OF REORGANIZATION

[Attached as Exhibit 99.1 to this Form 8-K]

EXHIBIT B1

TERM SHEET

New Second Lien Convertible Notes

Summary of Principal Terms

Issuer:	Allied Nevada Gold Corp. (the “Company” or the “Issuer”).

Purchase Price:	The aggregate consideration to be paid by the Commitment Parties for the New Second Lien Convertible Notes shall be an amount (the “Purchase Price”) equal to the sum of (a) the DIP Facility Consideration, (b) certain other Cash payments that may be required to be made by the Debtors under the Plan, as reasonably agreed to by the Debtors and the Requisite Commitment Parties, and (c) the post-Effective Date incremental Cash needs of the Reorganized Debtors as reasonably agreed to by the Debtors and the Requisite Commitment Parties; provided, however, that the aggregate net Cash proceeds received by the Reorganized Debtors from the Purchase Price shall be equal to the greater of (i) an amount sufficient for Reorganized ANV to have at least $8.0 million of Cash on the Effective Date after giving pro forma effect to, without duplication, (I) all Cash payments to be made under (A) the Plan or (B) an order of the Bankruptcy Court, in each case whether paid on or in connection with the Effective Date (excluding, for the avoidance of doubt, New First Lien Term Loan Excess Cash Flow Payments), (II) the payment of all Fees (as defined below) accrued through and including the Effective Date and (III) the payment of any Compensation Plan Payments (as defined in the Plan) and (ii) an amount such that the aggregate amount of (x) the Cash proceeds of the DIP Facility received by the Company prior to the Effective Date plus (y) the Cash proceeds of the New Second Lien Convertible Notes not used to pay the DIP Facility Consideration equals $65.0 million; provided, however, that notwithstanding anything contained herein to the contrary, in no event shall the Commitment Parties be obligated to fund amounts under clause (i) above which would cause the aggregate principal amount of the New Second Lien Convertible Notes issued on the Effective Date to exceed $80.0 million.

The original aggregate principal amount of New Second Lien Convertible Notes to be issued by the Company to the Commitment Parties on the Effective Date shall be equal to the sum of (i) the Purchase Price and (ii) the Put Option Payment.

[1]	Terms defined in the Commitment Letter to which this Term Sheet is attached as Exhibit B shall have the same meanings when used herein unless otherwise defined herein.

Exhibit B-1

Put Option Payment:	In consideration for the Company’s right to call the Commitments of the Commitment Parties to purchase the New Second Lien Convertible Notes, the Company shall be required to make a non-refundable put option payment to the Commitment Parties (or their designees) equal to $5,000,000 (the “Put Option Payment”). The Affiliates and Related Funds of USAA Asset Management Company that become Commitment Parties shall receive $165,212 of the Put Option Payment. The remaining amount of the Put Option Payment shall be allocated as follows: (i) 50% to the Affiliates and Related Funds of Mudrick Capital Management, LP that become Commitment Parties and (ii) 50% to the Affiliates and Related Funds of each of Aristeia Capital LLC, Highbridge Capital Management, LLC, Whitebox Advisors LLC and Wolverine Asset Management LP that become Commitment Parties on a pro rata basis (based upon their respective Commitment Percentages relative to each other).

The Debtors hereby acknowledge and agree that (a) the Put Option Payment shall be fully earned as of the date of the Commitment Letter and payable upon, and subject to the occurrence of, the Effective Date, (b) the Debtors shall satisfy their obligation to pay the Put Option Payment on the Effective Date through the issuance of New Second Lien Convertible Notes to each Commitment Party in an aggregate principal amount equal to the portion of the Put Option Payment that is owed to such Commitment Party, (c) the Put Option Payment shall not be refundable under any circumstance or creditable against any other amount paid or to be paid in connection with the Commitment Letter, the New Second Lien Convertible Notes Definitive Agreement (as defined in this Exhibit B) or any of the Contemplated Transactions or otherwise, (d) shall be paid without setoff or recoupment and shall not be subject to defense or offset on account of any claim, defense or counterclaim, (e) shall be paid free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes, if any, such that the relevant Commitment Party receives the amount it would have received if no withholding had been made) and (f) at the election of the Requisite Commitment Parties, the Put Option Payment may take the form of original issue discount that shall be reasonably acceptable to the Company and the Requisite Commitment Parties.

Exhibit B-2

Maturity:	The New Second Lien Convertible Notes will mature on the date that is five (5) years after the Effective Date (the “Maturity Date”).

Interest Rate:	15% per annum (the “Interest Rate”), payable in kind on a quarterly basis. All interest shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months.

Default Rate:	Upon the occurrence and during the continuance of an event of default under the New Second Lien Convertible Notes Definitive Agreement, all principal, interest, premium, fees and other amounts shall bear interest at the Interest Rate plus 2.0% per annum, which shall be payable on demand, in kind.

Guarantees:	The New Second Lien Convertible Notes and all obligations under the New Second Lien Convertible Notes Definitive Agreement will be unconditionally guaranteed on a joint and several basis by each direct and indirect domestic subsidiary of the Issuer (collectively, the “Guarantors”), which guarantees shall be guarantees of payment and performance and not of collection.

Collateral:	The New Second Lien Convertible Notes, the guarantees by the Guarantors in respect thereof and all obligations under the New Second Lien Convertible Notes and such guarantees shall be secured by liens on substantially all assets of the Issuer and the Guarantors, subject to exceptions that are acceptable to the Requisite Commitment Parties and the Debtors.

Ranking:	The New Second Lien Convertible Notes and the guarantees by the Guarantors in respect thereof shall be:

•       general senior obligations of the Company and the Guarantors and will rank pari passu in right of payment with all senior indebtedness of the Company and the Guarantors, except to the extent set forth below under “Intercreditor Agreement”;

• senior in right of payment to all subordinated indebtedness of the Company and the Guarantors; and

•       secured on a senior basis by liens on the collateral, which liens shall be subordinated to the liens securing the New First Lien Term Loan Credit Facility as set forth below under “Intercreditor Agreement”.

Exhibit B-3

Intercreditor Agreement:	The agent under the New Second Lien Convertible Notes and the agent under the New First Lien Term Loan Credit Facility shall enter into an intercreditor agreement (the “New Intercreditor Agreement”), in form and substance reasonably satisfactory to the Debtors, Requisite Secured Lenders and the Requisite Commitment Parties, establishing that the New Second Lien Convertible Notes are subordinated indebtedness (only (x) in right of payment with respect to principal and interest and (y) as to priority of liens) relative to the New First Lien Term Loan Credit Facility. Without limitation, the New Intercreditor Agreement will (i) provide that all liens securing the New Second Lien Convertible Notes are junior in priority to the liens securing the New First Lien Term Loan Credit Facility, (ii) prohibit the New Second Lien Convertible Notes from being guaranteed by any persons, or secured by any assets, that do not respectively guarantee or secure the New First Lien Term Loan Credit Facility, (iii) provide for a customary “standstill” on the holders of the New Second Lien Convertible Notes of 180 days with respect to the exercise of remedies against common collateral, and (iv) restrict the rights of the holders of the New Second Lien Convertible Notes to object to (A) any DIP financing provided by the holders of the New First Lien Term Loan Credit Facility, or which is (I) consented to by the requisite New First Lien Term Loan Credit Facility lenders and (II) secured by liens senior to or pari passu with the New First Lien Term Loan Credit Facility (and, in either case, the liens securing the New Second Lien Convertible Notes will be subordinate to the liens securing such DIP Financing); provided that, in either case, the aggregate principal amount of such DIP financing and the New First Lien Term Loans shall not exceed an amount equal to the aggregate principal amount of the New First Lien Term Loans as of the petition date plus $50 million, and (B) the seeking of adequate protection by the holders of the New First Lien Term Loan Credit Facility, or the sale of common collateral or other assets of the Reorganized Debtors (or Reorganized ANV as a whole) under Section 363 of the Bankruptcy Code if such sale is consented to by the holders of the New First Lien Term Loan Credit Facility, in each case, subject to certain customary exceptions to be agreed. The New Intercreditor Agreement will also include a customary par purchase right for the benefit of certain Exit Facility Lenders with respect to a purchase of the New First Lien Term Loans and other obligations under the New First Lien Term Loan Credit Facility.

Exhibit B-4

Conversion Price:	The New Second Lien Convertible Notes (including all principal (including all interest that has been added to the principal of the New Second Lien Convertible Notes) and all accrued and unpaid interest) shall be convertible at an initial conversion price that is equal to the equity value of a share of New Common Stock as of the Effective Date, as determined by the Company and the Requisite Commitment Parties, subject to adjustment as described below under “Anti-Dilution Protection” (as adjusted, the “Conversion Price”).

Conversion Rights:	At any time and from time to time, each holder of New Second Lien Convertible Notes shall have the right to convert all or any portion of the New Second Lien Convertible Notes (including all principal (including all interest that has been added to the principal of the New Second Lien Convertible Notes) and all accrued and unpaid interest) at such holder’s option into a number of shares of New Common Stock equal to the amount of New Second Lien Convertible Notes being converted by such holder (including all principal (including all interest that has been added to the principal of the New Second Lien Convertible Notes) and all accrued and unpaid interest being converted), divided by the Conversion Price then in effect.

Anti-Dilution Protection:	The New Second Lien Convertible Notes will have anti-dilution protection provisions that are acceptable to the Requisite Commitment Parties and the Issuer.

Fundamental Change Put Right:	Each holder of the New Second Lien Convertible Notes shall have the right to cause the Issuer to repurchase New Second Lien Convertible Notes at par plus a customary make-whole premium upon the occurrence of a “fundamental change” (to be defined) on terms acceptable to the Requisite Commitment Parties and the Issuer.

Optional Redemption:	The Issuer shall have no ability to optionally redeem any or all New Second Lien Convertible Notes prior to maturity.

Covenants:	The New Second Lien Convertible Notes Definitive Agreement shall contain affirmative and negative covenants consistent with the affirmative and negative covenants set forth in the New First Lien Term Loan Credit Facility and shall contain additional affirmative and negative covenants customary for convertible debt securities which relate to the convertible nature thereof that are acceptable to the Requisite Commitment Parties and the Issuer.

Exhibit B-5

Events of Default:	The New Second Lien Convertible Notes Definitive Agreement shall contain events of default consistent with the events of default set forth in the New First Lien Term Loan Credit Facility and other events of default customary for convertible debt securities which relate to the convertible nature thereof that are acceptable to the Requisite Commitment Parties and the Issuer.

Defeasance and Discharge Provisions:	Customary defeasance and discharge provisions for convertible debt securities that are acceptable to the Requisite Commitment Parties and the Issuer.

Modification:	Customary modification provisions for convertible debt securities that are acceptable to the Requisite Commitment Parties and the Issuer.

Form:	Each of the Debtors shall execute and deliver (i) a note purchase agreement with the Commitment Parties providing for, among other things, the purchase by the Commitment Parties from the Company, and the issuance and sale by the Company to the Commitment Parties, of the New Second Lien Convertible Notes contemplated by the Commitment Letter, which shall be consistent with the terms set forth in the Commitment Letter and otherwise in form and substance (including with respect to closing conditions, representations and warranties of the Debtors and affirmative and negative covenants and events of default applicable to the Debtors) acceptable to the Requisite Commitment Parties and the Debtors (the “Note Purchase Agreement”) and (ii) definitive notes to each Commitment Party in respect of its New Second Lien Convertible Notes; provided that, in addition to the execution and delivery of the Note Purchase Agreement (which shall govern, among other things, closing conditions and representations and warranties), at the election of the Requisite Commitment Parties (the “Indenture Election”), the New Second Lien Convertible Notes shall instead be issued pursuant to, and the terms therefor (including affirmative and negative covenants and events of default) shall be governed by, (x) a customary indenture, which shall be consistent with the terms set forth in the Commitment Letter and otherwise in form and substance acceptable to the Requisite Commitment Parties and the Debtors (the “New Second Lien Convertible Notes Indenture”) and (y) one or more global notes eligible for deposit with the Depository Trust Company that is in form and substance acceptable to the Requisite Commitment Parties and the Debtors. As used in the Commitment Letter, the term “New Second Lien Convertible Notes Definitive Agreement” shall mean (x) the Note Purchase Agreement and (y) if the Indenture Election occurs, the New Second Lien Convertible Notes Indenture.

Exhibit B-6

Registration Rights:	At the election of the Requisite Commitment Parties, registration rights acceptable to the Requisite Commitment Parties shall be provided to the holders of the New Second Lien Convertible Notes with respect to the New Second Lien Convertible Notes and the shares of New Common Stock or other Securities issuable upon conversion of the New Second Lien Convertible Notes.

Governing Law:	New York.

Trustee:	If applicable, to be selected by the Requisite Commitment Parties.

Collateral Agent:	To be selected by the Requisite Commitment Parties.

Commitment Percentages:	The “Commitment Percentages” for each of the Commitment Parties that are Affiliates and/or Related Funds of the entities set forth below are set forth opposite the names of the entities set forth below:

(i)	Aristeia Capital LLC:	10.52%

(ii)	Highbridge Capital Management, LLC:	14.35%

(iii)	Mudrick Capital Management, LP:	39.93%

(iv)	Whitebox Advisors LLC:	25.17%

(v)	Wolverine Asset Management LP:	6.16%

(vi)	USAA Asset Management Company:	3.86%

Exhibit B-7

EXHIBIT C1

CONDITIONS PRECEDENT LIST

(i) The Amended and Restated Restructuring Support Agreement shall not have been terminated.

(ii) The Plan (including all schedules, documents and forms of documents contained in, or constituting a part of, the Plan Supplement), as confirmed by the Bankruptcy Court, shall be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors (it being acknowledged and agreed that the Plan attached hereto as Exhibit A is acceptable to each of the Commitment Parties and the Debtors).

(iii) The Disclosure Statement shall be consistent in all material respects with the terms set forth in the Plan and otherwise in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors.

(iv) Each of the Commitment Parties and the Debtors shall have executed and delivered the Note Purchase Agreement (which, for the avoidance of doubt, shall be consistent with the terms set forth in the Commitment Letter and otherwise in form and substance (including with respect to representations and warranties of the Debtors) reasonably acceptable to the Requisite Commitment Parties and the Debtors).

(v) The Debtors shall have executed and/or delivered, and all other parties thereto shall have executed and/or delivered, (x) all other definitive documentation in respect of the New Second Lien Convertible Notes (including, without limitation, security agreements, pledge agreements, collateral assignments, mortgages and other collateral documents and, if applicable, the New Second Lien Convertible Notes Indenture), (y) all documents and agreements to be entered into and/or delivered by the Debtors in connection with the New First Lien Term Loan Credit Facility and (z) all documents and agreements to be entered into and/or delivered by the Debtors in connection with the Contemplated Transactions (the documents and agreements referred to in clauses (x), (y) and (z), together with the Commitment Letter and the Note Purchase Agreement, collectively, the “Transaction Documents”), all such Transaction Documents to be consistent with the Plan and the Amended and Restated Restructuring Support Agreement (as in effect on the date of the Commitment Letter) and, if applicable, the Commitment Letter and otherwise in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors.

(vi) The Bankruptcy Court shall have entered an order confirming the Plan (which, for the avoidance of doubt, shall be the Debtors’ Amended Joint Chapter 11 Plan of Reorganization attached as Exhibit A to the Commitment Letter (as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Requisite Commitment Parties)) pursuant to section 1129 of the Bankruptcy Code (the “Confirmation Order”), the Confirmation Order shall be consistent with the Commitment Letter and otherwise in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors, and the Confirmation Order shall be a final, nonappealable order.

[1]	Terms defined in the Commitment Letter to which this Conditions Precedent List is attached as Exhibit C shall have the same meanings when used herein unless otherwise defined herein.

Exhibit C-1

(vii) The Bankruptcy Court shall have entered an order approving the Disclosure Statement (the “Disclosure Statement Order”) and the Disclosure Statement Order shall be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors.

(viii) The Bankruptcy Court shall have entered the Exit Facility Commitment Order, the Exit Facility Commitment Order shall be consistent with the Commitment Letter and otherwise in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors, and the Exit Facility Commitment Order shall be a final, nonappealable order.

(ix) The conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived with the prior written consent of the Requisite Commitment Parties) in accordance with the Plan, and the Effective Date shall have occurred or shall occur simultaneously with closing of the transactions contemplated by the Note Purchase Agreement.

(x) All liens on all of the collateral to secure the obligations under the New Second Lien Convertible Notes and the guarantees thereof shall have been perfected in a manner that is acceptable to the Requisite Commitment Parties, and such liens shall be second-priority liens subject only to the priority of the liens that secure the First Lien Term Loan Credit Facility and certain permitted liens under the First Lien Term Loan Credit Facility that are acceptable to the Requisite Commitment Parties and the Debtors.

(xi) No temporary restraining order, preliminary or permanent injunction, judgment or other order or ruling preventing the consummation of the transactions contemplated by the Plan, the Commitment Letter or any of the other Transaction Documents (collectively, the “Contemplated Transactions”) shall have been entered, issued, rendered or made, nor shall any action, investigation, litigation, suit or other proceeding seeking any of the foregoing be pending or threatened; nor shall there be any law, order, judgment or ruling promulgated, enacted, entered, enforced or deemed applicable to the Commitment Parties or the Debtors which makes the consummation of the transactions contemplated by the Commitment Letter or any of the other Contemplated Transactions illegal, void or rescinded.

(xii) All governmental and third party notifications, filings, waivers, authorizations and consents necessary or required to be obtained by the Debtors (other than any such notifications, filings, waivers, authorizations or consents which are not required due to the Bankruptcy Code or order of the Bankruptcy Court) for the consummation of any of the transactions contemplated by the Commitment Letter or the New Second Lien Convertible Notes Definitive Agreement or any of the other Contemplated Transactions, if any, shall have been made or received and shall be in full force and effect.

(xiii) Each of the representations and warranties of the Debtors in the Note Purchase Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Effective Date (except that (x) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or “Material Adverse Change” shall be

Exhibit C-2

true in correct in all respects as of the Effective Date and (y) any representation and warranty made as of a specified date shall be true and correct in all material respects only as of such specified date (except that any such representation and warranty made as of a specified date that is qualified as to “materiality”, “Material Adverse Effect” or “Material Adverse Change” shall be true in correct in all respects as of such specified date)).

(xiv) The Debtors shall have complied in all material respects with all covenants in the Commitment Letter.

(xv) The Debtors shall have paid all Reimbursed Fees and Expenses that have accrued and remain unpaid as of the Effective Date in accordance with the terms of the Commitment Letter, and no Reimbursed Fees and Expenses shall be required to be repaid or otherwise disgorged to the Debtors or any other Person.

(xvi) Since the date of the Commitment Letter, there shall not have occurred any Material Adverse Effect (as defined in the Amended and Restated Restructuring Support Agreement (as in effect on the date of the Commitment Letter)).

(xvii) The Debtors shall have delivered to the Commitment Parties opinions of counsel to the Debtors, dated as of the Effective Date and addressed to the Commitment Parties, addressing such matters that the Requisite Commitment Parties reasonably request related to the New Second Lien Convertible Notes, the liens securing the obligations thereunder and the transactions contemplated by the Commitment Letter and the other Transaction Documents, and such opinions shall be in form and substance reasonably acceptable to the Requisite Commitment Parties.

(xviii) On the Effective Date, other than (x) the shares of New Common Stock issued to the holders of Unsecured Claims in exchange for Unsecured Claims pursuant to Section 2.10(b) of the Plan and (y) the shares of New Common Stock reserved for issuance upon conversion of the New Second Lien Convertible Notes in accordance with the New Second Lien Convertible Notes Definitive Agreement, no shares of New Common Stock or pre-emptive rights, rights of first refusal, subscription and similar rights to acquire equity securities of the Company will be outstanding or in effect.

Exhibit C-3